UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 28, 2013

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175
(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Executive Chairman Compensation
As previously announced on March 18, 2013, the Board of Directors (the “Board”) of Electronic Arts Inc. (the “Company”) appointed Lawrence F. Probst III as Executive Chairman, in addition to his role as a member of the Board.

On March 28, 2013, upon the recommendation of the Compensation Committee, the Board (with Mr. Probst abstaining) determined that as Executive Chairman Mr. Probst be paid a salary as an employee of the Company in the amount of $1,030,000 annualized, minus applicable deductions, to be paid bi-weekly in accordance with the Company’s standard payroll practices, effective March 18, 2013.  In addition, the Board reserves the option to award Mr. Probst a one-time discretionary bonus, with the amount, if any, to be determined by the Board (with Mr. Probst abstaining) at the end of Mr. Probst’s term as Executive Chairman.  Mr. Probst shall not receive further cash retainer fees for his service as a member of the Board while performing the role of Executive Chairman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	March 28, 2013	By:	/s/ Stephen G. Bené
Stephen G. Bené
Senior Vice President, General Counsel and Secretary